EXHIBIT 5.1

November 6, 2013

To:

Wix.com Ltd.

40 Namal Tel Aviv Street

Tel-Aviv, Israel

Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen,

We have acted as special Israeli counsel for Wix.com Ltd., an Israeli company (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) proposed to be filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of 13,228,710 shares under the Company’s Wixpress Ltd. 2007 Employee Share Option Plan and Wix.com Ltd. 2013 Incentive Compensation Plan (together, the “Plans”).

In our capacity as special Israeli counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s Articles of Association, resolutions of the Company’s Board of Directors and Shareholders provided to us by the Company and originals or conformed copies of such corporate records, agreements and instruments of the Company, and such other documents and records, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Upon the basis of such examination, we are of the opinion that the Shares have been duly authorized by the Company, and upon issuance and sale by the Company against payment therefor in accordance with each Plan, will be legally issued, fully paid and nonassessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the sections of the Registration Statement entitled “Legal matters” and “Enforceability of civil liabilities”. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Israeli, Ben-Zvi
Israeli, Ben-Zvi, Attorneys at Law